Exhibit 23.2

[Letterhead of PriceWaterhouseCoopers LLP]

PriceWaterhouseCoopers LLP

Two Commerce Square, Suite 1700

2001 Market Street

Philadelphia, PA 19103

Consent of Independent Registered Public Accounting Firm

To Auxilium Pharmaceuticals, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Auxilium Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA

July 31, 2012